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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Lone Star Industries, Inc. on Form S-3 (File No. 33-55377) and on Form S-8 (File Nos. 33-55277, 33-55261, 33-55229, 333-11057 and 333-11059) of our report, dated
January 27, 1999, accompanying the consolidated financial statements and financial statement schedule of Lone Star Industries, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Stamford, Connecticut
March 4, 1999

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